Exhibit 10.1

AMENDMENT NO. 2

This AMENDMENT NO. 2 (this “Amendment”) dated as of October 9, 2020, by and among 3D Systems Corporation, a Delaware corporation (the “Borrower”), 3D Systems, Inc., a California corporation, and 3D Holdings, LLC, a Delaware limited liability company, as guarantors (the “Guarantors”, and, together with the Borrower, each a “Loan Party”, and, collectively, the “Loan Parties”), HSBC Bank USA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Loan Lender and as an Issuing Lender, PNC Bank, National Association, as an Issuing Lender, and the lenders party hereto, is entered into in connection with that certain Credit Agreement, dated as of February 27, 2019 (as amended by Amendment No. 1, dated as of September 30, 2019, and as may be further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Guarantors, the lenders party thereto, the Administrative Agent, the Swing Loan Lender and the Issuing Lenders.

WHEREAS, the Borrower, the lenders party hereto, the Administrative Agent, the Issuing Lenders, and the Swing Loan Lender have agreed to certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of their mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1        Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the preliminary statements hereto) shall have the same meaning assigned to such terms in the Credit Agreement.

        Section 2        Amendments. As of the Second Amendment Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall hereby be amended as follows:

Section 2.1         References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “herein” and “hereof”) and references in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.

Section 2.2        Defined Terms. Section 1.1 of the Credit Agreement shall be amended by amending the following definitions and replacing them in their entirety, or adding a new definition in the appropriate alphabetical order, as applicable, in each case to read as follows:

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBOR Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of LIBOR has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with the Section 4.6 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to the Section 4.6.

“BHC Act Affiliate” shall mean an “affiliate” of a party (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning specified in Section 11.15(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” shall mean the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.6 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged by HSBC for such day for such transactions as determined by the Administrative Agent; provided that, if the Federal Funds Effective Rate as so determined would be (a) with respect to the Term Loan, less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (b) with respect to any Revolving Loans, less than 1.0%, such rate shall be deemed to be 1.0% for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“LIBOR Rate” shall mean, with respect to any Loans under the LIBOR Rate Option for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any successor to, or substitute for, such service, providing rate quotations comparable to those currently provided by ICE Benchmark Administration Limited, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for deposits in Dollars (for delivery on such day) for such Interest Period as displayed on the Bloomberg Page BBAM1 screen page that displays such rate (or, in the event such rate does not appear on a page of the Bloomberg Page BBAM1 screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (each such rate, the “LIBOR Screen Rate”); provided if such offered rate shall be (a) with respect to the Term Loan, less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (b) with respect to any Revolving Loans, less than 1.0%, such rate shall be deemed to be 1.0% for the purposes of this Agreement. In the event that no such rate is available to the Administrative Agent, LIBO Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which the Administrative Agent determines that Dollars in an amount comparable to the amount of the applicable advances are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Administrative Agent; provided if such determination by the Administrative Agent shall be (a) with respect to the Term Loan, less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (b) with respect to any Revolving Loans, less than 1.0%, such rate shall be deemed to be 1.0% for the purposes of this Agreement.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning specified in Section 11.15(a).

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Second Amendment Effective Date” shall mean October 9, 2020.

“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” shall have the meaning specified in Section 11.15(a).

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” shall have the meaning specified in Section 11.15(a).

Section 2.3        Amendments to Article 4. Article 4 of the Credit Agreement shall be amended by adding new Section 4.6 therein to read as follows:

“4.6.        Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 4.6 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.6.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any LIBOR Rate Option of, conversion to or continuation of a LIBOR Rate Option of any Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Option. During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

(e) Benchmark Waiver. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability in respect to (a) the administration of, submission of or any other matter related to the LIBOR Rate, any component definition thereof or rates reference in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value of economic equivalence of, the LIBOR Rate or any Benchmark Replacement, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.”

Section 2.4        Amendments to Section 5.6.2(c). Section 5.6.2(c) of the Credit Agreement shall be amended by replacing it in its entirety to read as follows:

“(c) With respect to any Net Disposition Proceeds or Net Insurance Proceeds received by the Borrower or any of its Subsidiaries, at the election of the Borrower, so long as no Default or Event of Default shall have occurred and be continuing, and the Term Loans have been Paid in Full, the Borrower or its applicable Subsidiary (or any combination of the foregoing) may reinvest all or any portion of such Net Disposition Proceeds or Net Insurance Proceeds; provided that the Borrower shall deliver to the Administrative Agent, on or prior to date of receipt of such proceeds, notice to invest (or commitment to invest) (provided that failure by the Borrower to deliver any such notice of reinvestment under this clause (c) shall not constitute an Event of Default) all or any portion of such proceeds in long-term assets useful in the business of the Borrower or any of its Subsidiaries within 180 days after receipt of such proceeds, and, in such instance, no such prepayment shall be required in respect to such proceeds except to the extent that any of such proceeds therefrom have not been reinvested by the end of such 180-day period or, with respect to commitments to invest, if such proceeds have actually been invested within 90 days of the date of the commitment to invest.”

Section 2.5        Amendments to Section 5.11. Section 5.11 of the Credit Agreement shall be amended by replacing it in its entirety to read as follows:

“5.11.        Indemnity. In addition to the compensation or payments required by Section 5.9 or Section 5.10, the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a)       payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(b)       attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.6, or

(c)       failure by the Borrower to convert, renew, borrow or repay any Loan to which a LIBOR Rate Option applies on the date specified in any notice delivered pursuant hereto.

If any Lender sustains or incurs any such loss or expense, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event in an amount computed as follows: the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan to which a LIBOR Rate Option applies had such event not occurred, at the interest rate that would have been applicable to such Loan to which a LIBOR Rate Option applies for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan to which a LIBOR Rate Option applies), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate with the Lender (or an affiliate of the Lender) would bid were it to bid, at the commencement of the interest period, for U.S. Dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. A certificate of the Lender delivered to the Borrower and setting forth any amount or amounts that the Lender is entitled to receive pursuant to this paragraph shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate upon demand.”

Section 2.6        Amendments to Section 8.2.7(h).         Section 8.2.7(h) of the Credit Agreement shall be amended by replacing it in its entirety to read as follows:

“(h) any sale, transfer or lease of assets not otherwise permitted pursuant to this Section; provided that (i) at the time of sale, transfer or lease of such assets, no Default or Event of Default shall exist or would result from such sale, transfer or lease of such assets, (ii) such sale, transfer or lease of such assets is made for fair market value and the consideration received shall be no less than 75% in cash, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (h) shall not exceed $200,000,000 during the term of this Agreement.”

Section 2.7        Amendments to Section 11.10.1. Section 11.10.1 of the Credit Agreement shall be amended by replacing it in its entirety to read as follows:

“11.10.1.       Counterparts; Effectiveness; Integration. This Agreement may be executed in two or more counterparts, including counterparts executed on paper and counterparts that are electronic records and are executed using electronic signatures generated through the electronic execution process provided by the Administrative Agent, or such other electronic execution process acceptable to the Administrative Agent. Each counterpart of this Agreement, when so executed, shall be deemed an original, but all of which shall constitute but one agreement. Delivery of a manually executed counterpart of a signature page of this Agreement by emailed PDF or JPEG from the Administrative Agent, or from the Borrower’s, any Lender’s, or the Issuing Lender’s, as applicable, e-mail address on file with the Administrative Agent, or any other electronic means acceptable to the Administrative Agent that reproduces an image of such manually executed signature page, shall each be effective as delivery of a manually executed counterpart of such document; provided, that, the Administrative Agent can require subsequent delivery of the manually executed counterpart of a signature page. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.

Section 2.8        Amendments to Article 11. Article 11 of the Credit Agreement shall be amended by adding the following new Section 11.15 therein to read as follows:

“11.15.        Acknowledgement Regarding Any Supported QFCs.

(a)       To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

Section 3        Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent, the Swing Loan Lender, the Issuing Lenders and the Lenders that:

Section 3.1        This Amendment (a) has been authorized by all necessary corporation or other entity action, (b) has been duly and validly executed and delivered by such Loan Party, and (c) constitutes, or will constitute, legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

Section 3.2        The representations and warranties of such Loan Party in the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty is true and correct in all respects), other than to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty were true and correct in all respects) as of such earlier date; and

Section 3.3        As of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

        Section 4        Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the “Second Amendment Effective Date”):

Section 4.1        The Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties, the Swing Loan Lender, the Issuing Lenders and the Required Lenders.

Section 4.2        The Borrower shall have paid (or made arrangements for the payment of) all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent in connection with this Amendment payable as required by the Credit Agreement or any other Loan Document (including the reasonable and documented out-of-pocket fees, charges and disbursements of its counsel).

        Section 5        Miscellaneous.

Section 5.1         Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law.

Section 5.2        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 5.3        Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

        Section 5.4        Execution in Counterparts; Etc. This Amendment may be executed in two or more counterparts, including counterparts executed on paper and counterparts that are electronic records and are executed using electronic signatures generated through the electronic execution process provided by the Administrative Agent, or such other electronic execution process acceptable to the Administrative Agent. Each counterpart of this Agreement, when so executed, shall be deemed an original, but all of which shall constitute but one agreement. Delivery of a manually executed counterpart of a signature page of this Amendment by emailed PDF or JPEG from the Administrative Agent, or from the Borrower’s, any Lender’s, or the Issuing Lender’s, as applicable, e-mail address on file with the Administrative Agent, or any other electronic means acceptable to the Administrative Agent that reproduces an image of such manually executed signature page, shall each be effective as delivery of a manually executed counterpart of such document; provided, that, the Administrative Agent can require subsequent delivery of the manually executed counterpart of a signature page.

        Section 5.5        Credit Agreement. Except as amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. This Amendment is a Loan Document executed under the Credit Agreement and shall be construed in accordance with the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	3D SYSTEMS CORPORATION,
a Delaware corporation

	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

GUARANTORS:	3D SYSTEMS, INC.,
a California corporation

	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

3D HOLDINGS, LLC,
a Delaware limited liability company

By: 3D Systems Corporation, its Manager

	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment No. 2]

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Ershad Sattar
Name:	Ershad Sattar
Title:	Vice President

[Signature Page to Amendment No. 2]

HSBC BANK USA, NATIONAL ASSOCIATION,
as Swing Loan Lender, Issuing Lender and Lender

By:	/s/ Alyssa Champion
Name:	Alyssa Champion
Title:	Vice President

[Signature Page to Amendment No. 2]

PNC BANK, NATIONAL ASSOCIATION,
as Issuing Lender and Lender

By:	/s/ Dawn Kondrat
Name:	Dawn Kondrat
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

TRUIST BANK (as successor by merger to Sun Trust Bank),
as Lender

By:	/s/ Troy R. Weaver
Name:	Troy R. Weaver
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

FIRST HORIZON BANK,
as Lender

By:	/s/ Michael Privette
Name:	Michael Privette
Title:	Vice President

[Signature Page to Amendment No. 2]

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as Lender

By:	/s/ J. David Izard
Name:	J. David Izard
Title:	Senior Vice President

[Signature Page to Amendment No. 2]